Exhibit 99.1

November 24, 2020 1:17 PM

PCT LTD REPORTS FINAL SETTLEMENT OF VARIABLE RATE CONVERTIBLE DEBT

PCT LTD (OTC Pink: PCTL), today announced the final settlement of Variable Rate Convertible Debt, which has substantially reduced the default payment amount, number of shares of common stock potentially issuable and warrants associated with such notes.

PCTL entered 2020 with approximately 499 million shares of common stock outstanding. During the year, six convertible notes backed by shares of stock with floating conversion prices, heavy penalties, warrants and interest amounted to approximately $2,150,000. These notes were convertible at a significant discount to the market price and also had attached 447,670,272 warrants exercisable at $0.00165 per share.

After months of negotiations, PCTL was able to settle the $2,150,000 in debt for $625,000 and the issuance of 123,000,000 shares of common stock. The settlements also included the cancellation of 447,140,272 warrants.

As of November 23, 2020, PCTL had 723,737,000 shares of common stock outstanding and only 530,000 warrants outstanding; with exercise prices ranging from $0.10 to $2.00.

CEO Gary Grieco commented, “We are relieved to finally have these variable rate convertible notes settled. The dilution and compounding interest were a heavy burden on the Company.” Grieco further stated, “PCT LTD is now in a position, with increasing sales, revenue, and manufacturing capability, to qualify for more conventional financing, if needed, to continue our accelerated growth into 2021 and beyond.”

About PCT LTD:

PCT LTD ("PCTL") focuses its business on acquiring, developing and providing sustainable, environmentally safe disinfecting, cleaning and tracking technologies. The company acquires and holds rights to innovative products and technologies, which are commercialized through its wholly-owned operating subsidiary, Paradigm Convergence Technologies Corporation (PCT Corp). Currently trading on OTC:PINK, "PCTL" is actively engaged in applying for listing its common stock to the OTC QB market. The Company established entry into its target markets with commercially viable products in the United States and now continues to gain market share in the U.S. and U.K.

ADDITIONAL NEWS AND CORPORATE UPDATES:

PCTL would like to warn its stockholders and potential investors that material corporate information regarding sales, areas of business and other corporate updates will only be made through press releases or filings with the SEC. PCTL does not utilize social media, chatrooms or other online sources to disclose material information. The public should only rely on official press releases and corporate filings for accurate and up to date information regarding PCTL.

Forward-Looking Statements:

This press release contains "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties, which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: the actual settlement amounts of each convertible note; the actual impact of the settlement of the convertible notes on PCTL’s operations or financial statements; PCTL's ability to raise sufficient funds to satisfy its working capital requirements; the ability of PCTL to execute its business plan; the anticipated results of business contracts with regard to revenue; and any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements PCTL makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. PCTL undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Gary Grieco, CEO and Chairman, PCT LTD
(843) 390-7900 Office
(843) 390-2347 Fax
www.para-con.com
www.pctcorphealth.com
www.survivalyte.com

Rich Inza, Investor Relations (RMJ Consulting, LLC)
(843) 491-4611
IR@para-con.com

Dave Donlin, Investor Relations (Cervelle Group)
(407) 405-8142